Exhibit 99.1

Home System Group, Inc. Appoints New Independent Director and Chairman of the Audit Committee

Independent Director brings over 40 Years of Industry Experience in Retail, Manufacturing, International Trade in addition to Corporate Governance and Capital Markets Expertise

LOS ANGELES, August 9, 2007 -- Home System Group (OTC Bulletin Board: HSYT) ("Home System" or the "Company"), an international manufacturer and distributor of home appliance products to major global retailers, today announced the appointment of Mr. Richard P. Randall as a new independent member of the Company’s Board of Directors and the Chairman of its new Audit Committee.

Mr. Randall’s career includes extensive financial and accounting experience as a Chief Financial Officer and Board Member for several U.S. publicly traded companies and he is currently Chairman of the Audit Committee for Steve Madden Ltd. a publicly traded international designer, marketer and retailer of footwear for women, men and children. From 2002 to 2005, Mr. Randall served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Direct Holdings Worldwide, the parent of Lillian Vernon Corp. and Time Life, where he was responsible for orchestrating the sale of the Company, and from 2000 to 2001, Mr. Randall served as the Senior Vice President and the Chief Financial Officer of Coach, Inc, a publicly traded international designer and marketer of handbags and accessories, where he oversaw the auditing process, SEC compliance and was instrumental in the Company’s successful initial public offering (IPO). Mr. Randall has also provided consulting services to Supreme International (renamed Perry Ellis International), Mondo, Inc., and Revlon and is a member of the American Institute of CPAs and New York Society of CPAs. Mr. Randall received a degree in accounting in 1964, from the City University of New York, Baruch College and is a Certified Public Accountant.

"We are pleased with the addition of Mr. Randall to our Board of Directors," said Mr. Li Wei Qui, CEO and Chairman of Home System Group. "We believe that his experience in both the retail industry and the U.S. public markets will be an invaluable asset to Home System Group as we continue to execute our business plan as a publicly traded U. S. company."

About Home System Group

Based in Guangdong Province, People's Republic of China, Home System Group, through its wholly owned distributors, Oceanic International (Hong Kong), Ltd. and Oceanic Well Profit, Inc., produces and distributes home appliances, including stainless steel gas grills, residential water pumps, electronic fans, fruit processors, and other electrical appliances to retailers in the United States, Europe and Australia. The Company became public through a reverse merger on October 4, 2006. To learn more about the Company, please visit the Company's website at: http://www.homesystemgroup.com.

Safe Harbor Statement

Certain statements in this news release may contain certain forward-looking statements about Home System Group’s business and products, including, but not limited to, statements regarding the ability of Home System Group to expand its market share or otherwise achieve its commercial objectives, and regarding the business strategy, plans and objectives of the Company and its subsidiaries. Actual results may differ materially from the results expressed in the forward-looking statements due to a number of risk factors including, but not limited to: general economic and business conditions globally; product development; shipments to end customers; market acceptance of new and existing products; additional competition from existing and new competitors; changes in technology; economic, political, and social events in China and other regions and markets; securities markets trends; regulations of the U. S. Securities and Exchange Commission (SEC) and various other factors beyond the Company’s control. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and by the risk factors detailed in the Company’s reports filed with the SEC. Home System Group undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information, please contact:

Michelle Zheng
Home System Group
Tel: +1-213-223-2277
Email: michelle@homesystemgroup.com

Matt Hayden
HC International, Inc.
Tel: +1-858-704-5065
Email: matt@haydenir.com